Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-170890 on Form S-3 and in Registration Statement Nos. 333-102882, 333-104768, 333-70450, 333-70452, 333-123558, 333-150142, and 333-166981 on Form S-8 of our reports dated February 21, 2013, relating to the consolidated financial statements of IDEX Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

Chicago, Illinois

February 21, 2013